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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
                         Pursuant to Section 13 or 15(d)
                     of the Securities Exchange Act of 1934


                                 March 13, 2002
                                 --------------
                                (Date of Report)


                               Claimsnet.com inc.
                               ------------------
             (Exact name of registrant as specified in its charter)


          Delaware                   001-14665                  75-2649230
(State or other jurisdiction        (Commission                (IRS Employer
      of incorporation)             File Number)             Identification No.)

          12801 N. Central Expressway, Suite 1515, Dallas, Texas 75243
          ------------------------------------------------------------
                    (Address of principal executive offices)


                                 (972) 458-1701
                                 --------------
              (Registrant's telephone number, including area code)


                                       N/A
                                       ---
         (Former name or former address, if changed since last report.)

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Item 5.  Other Events.

         On March 6, 2002, Registrant issued a press release announcing that its common stock would cease trading on the Nasdaq SmallCap Market on March 6, 2002. A copy of the press release is attached hereto as Exhibit 99.1.

         On March 12, 2002, Registrant issued a press release announcing certain changes to improve financial performance, including, the resignation of Bo W. Lycke as President and Chief Executive Officer; the appointment of Paul W. Miller to succeed Mr. Lycke, that the board of directors has accepted the resignations of Westcott W. Price, III, Ward L. Bensen, and Robert H. Brown, Jr.; and the board has also elected two new directors, Thomas Michel and Jeffrey Black to fill two of the vacated seats. Mr. Black and Mr. Michel are representatives of the investment syndicate that has been and continues to provide funding to the Company. The resignation of each of Messrs. Lycke, Price, Bensen and Brown did not relate to a disagreement with the Registrant on any matter relating to the Registrant's operations, policies or practices. A copy of the press release is attached hereto as Exhibit 99.2.

         On March 13, 2002, Registrant issued a press release announcing that it received an additional funding commitment of $550,000 from Claimsnet Partners LLC, a New York based limited liability corporation, controlled by the principles of a Zurich, Switzerland based investment group. The Company announced that this funding is part of an aggregate $826,000 commitment, of which $276,000 has already been subscribed to since January 1, 2002. A copy of the press release is attached hereto as Exhibit 99.3.



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SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


Dated:  March 13, 2002

                                       CLAIMSNET.COM INC.



                                       By: /s/ Paul W. Miller
                                          --------------------------------------
                                       Name:   Paul W. Miller
                                       Title:  President